FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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            DELAWARE                      1081                13-4171971
  (State or jurisdiction of        (Primary Standard       (I.R.S. Employer
incorporation  or organization)       Industrial         Identification Number)
                                 Classification Number)

                        1060 Alberni Street, Suite 1505,
                            Vancouver, B.C., Canada
                                    V6E 4K2

     (Address and telephone number of principal executive offices and place of business)


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         If  this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title  of each class to be so Registered         each class is to be Registered
----------------------------------------         ------------------------------
Common Stock, par value $0.0001 per share        Over-The-Counter Bulletin Board


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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         The Commission is respectfully requested to send copies of all notices, orders  and  communications  to  the  company.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Common Stock to be registered hereunder is described under the heading "Description of Apollo Holdings, Inc. Capital Stock" in the company's Form SB-2A registration statement, dated December 7, 2001, as incorporated therein, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act")as registration statement No. 333-58744 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on April 4, 2001, and was declared effective by the Commission on December 7, 2001. The aforementioned description is hereby incorporated by reference into this Item 1.

Item 2.   EXHIBITS.

1. Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Prospectus filed April 4, 2001 and incorporated herein by reference).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 24, 2004            Apollo Holdings, Inc.

                                   /s/ David Jenkins
                                   ---------------------------------------
                                   Name:  David Jenkins
                                   Title: President and Chief Financial Officer
                                          (Principal Financial Officer)




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